FUNDS ESCROW AGREEMENT
                             ----------------------


     This  Agreement  is dated as of the 20th day of December, 2000 among Global
                                         ----
Telemedia International, Inc., a Delaware corporation (the "Company"), the Subscribers identified on Schedule A hereto ("Subscriber" or "Subscribers"), and Barry Deonarine, Esq. (the "Escrow Agent"):

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company and Subscriber have entered into a Subscription Agreement ("Subscription Agreement") calling for the sale by the Company to the Subscribers of Convertible Notes ("Notes") and issuance of Common Stock Purchase Warrants ("Warrants") to certain Warrant Recipients, in the aggregate principal amounts and in the denominations set forth on Schedule A hereto; and

     WHEREAS, the parties hereto require the Company to deliver the Notes against payment therefor, with such Notes and payment to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

     WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW  THEREFORE,  the  parties  agree  as  follows:

                                    ARTICLE I

                                 INTERPRETATION

     1.1.  Definitions.  Whenever  used  in  this Agreement, the following terms
           -----------
shall  have  the  following  respective  meanings:

          (a) "Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

          (b) "Notes" means convertible Notes of the Company issued to the Subscribers in the aggregate amount of up to $750,000 in the form of Exhibit A annexed to the Subscription Agreement.

          (c) "Escrowed Payment" means the sums set forth on Schedule A hereto.

          (d) "Subscription Agreement" means the Subscription Agreement to be entered into by the parties in reference to the Notes and the exhibits thereto.

          (e) "Legal Opinion" means the original signed legal opinion referred to in Section 3 of the Subscription Agreement.


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
          (f) "Warrants" means the common stock purchase warrants of the Company described in Section 6 of the Subscription Agreement and set forth on Schedule A hereto.

          (g) "Finder's Fee" means the fees to be paid to the Finders as described in Section 6 of the Subscription Agreement and set forth on Schedule A hereto.

          (h) "Due Diligence Expense" means the $2,500 Due Diligence Expense Allowance to be paid to the entity identified on Schedule A hereto.

          (i) Collectively, the Subscription Agreement, Legal Opinion, Warrants and Finder's Fee are referred to as "Company Documents."

          (j) Collectively, the Escrowed Payment and Subscription Agreement without exhibits thereto are referred to as "Subscriber Documents."

     1.2.     Entire  Agreement. This Agreement constitutes the entire agreement
              -----------------
between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

     1.3.     Extended  Meanings. In this Agreement words importing the singular
              ------------------
number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

     1.4.     Waivers  and  Amendments. This Agreement may be amended, modified,
              ------------------------
superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

     1.5.     Headings.  The division of this Agreement into articles, sections,
              --------
subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     1.6.     Law  Governing  this Agreement This Agreement shall be governed by
              ------------------------------
and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this

Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

     1.7.  Specific  Enforcement.  Consent  to  Jurisdiction.  The  Company  and
           -------------------------------------------------
Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

     1.8.  Fees.  The Company shall pay the Subscriber's attorney and the Escrow
           ----
Agent the fees described in Section 6 of the Subscription Agreement. These fees shall be payable by deduction from the Escrowed Payment, but only if the corresponding balance of the Escrowed Payment is to be released to or on behalf of the Company pursuant to this Agreement.

                                   ARTICLE II

                      DELIVERIES  TO  THE  ESCROW  AGENT

     2.1.     Delivery  of  Company  Documents  to Escrow Agent. On or about the
              -------------------------------------------------
date  hereof,  the  Company  shall  deliver  to  the  Escrow  Agent  the Company
Documents.

     2.2     Delivery  of  Subscriber Documents to Escrow Agent. On or about the
             --------------------------------------------------
date hereof, the Subscriber shall deliver to the Escrow Agent the Subscriber Documents. The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:


                                   Fleet Bank
                                  150 Broadway
                               New York, NY 10038
                              ABA Number: 021200339
                         For Credit to: Barry Deonarine
                          Account  Number:  9418701884

     2.3.     Intention  to  Create Escrow Over Company Documents and Subscriber
              ------------------------------------------------------------------
Documents.  The  Subscriber  and  Company  intend that the Company Documents and
---------
Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

2.4.     Escrow Agent to Deliver Company Documents and Subscriber Documents. The
         ------------------------------------------------------------------
Escrow Agent shall hold and release the Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.


                                   ARTICLE  III

           RELEASE  OF  COMPANY  DOCUMENTS  AND  SUBSCRIBER  DOCUMENTS

     3.1.     Release  of Escrow.  Subject to the provisions of Section 4.2, the
              ------------------
Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

          (a) Upon receipt by the Escrow Agent of the Company Documents and the corresponding Subscriber Documents, the Escrow Agent will simultaneously release the Company Documents to the Subscribers and Warrant Recipients and release the corresponding Subscriber Documents to the Company except that (i) the Finder's Fee will be delivered to the finders; (ii) the Due Diligence
Expense Allowance will be released to the entity identified on Schedule A hereto; and (iii) the fee described in Section 1.8 above will be released to the Escrow Agent. At the request of the Escrow Agent, the Company will provide written facsimile or original instructions to the Escrow Agent as to the disposition of all funds releasable to the Company.

          (b) In the event the Escrow Agent does not receive Company Documents and the corresponding Subscriber Documents prior to December 31, 2000, then the Escrow Agent will promptly return the Company Documents to the Company, and promptly return the Subscriber Documents to the Subscribers.

          (c) Upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Company and the Subscriber, it shall deliver the Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

          (d) Upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

     3.2.     Acknowledgement  of  Company  and Subscriber Disputes. The Company
              -----------------------------------------------------
and the Subscriber acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and the Subscriber reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Notes and Escrowed Payment. Any dispute with respect to the release of the Notes and Escrowed Payment shall be resolved pursuant to Section 4.2 or by agreement between the Company and Subscriber.

                                   ARTICLE IV

                           CONCERNING THE ESCROW AGENT

     4.1.     Duties  and  Responsibilities  of  the  Escrow  Agent.  The Escrow
              -----------------------------------------------------
Agent's duties and responsibilities shall be subject to the following terms and conditions:

          (a) The Subscriber and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscriber or Company is entitled to receipt of the Company Documents and Subscriber Documents pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof;
(iv) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

          (b) The Subscriber and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Subscriber and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Subscriber and Company under this Agreement and to no other person.

          (c) The Subscriber and Company jointly and severally agree to reimburse the Escrow Agent for its reasonable out-of-pocket expenses (including outside counsel fees, to the extent authorized hereunder) incurred in connection with the performance of its duties and responsibilities hereunder.

          (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Subscriber and the Company. Prior to the effective date of the resignation as specified in such notice, the Subscriber and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Subscriber Documents to a substitute Escrow Agent selected by the Subscriber and Company. If no successor Escrow Agent is named by the Subscriber and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Subscriber Documents with the clerk of any such court.

          (e) The Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

          (f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

          (g) The Escrow Agent shall be permitted to act as counsel for the Subscriber or the Company, as the case may be, in any dispute as to the disposition of the Company Documents and Subscriber Documents, in any other dispute between the Subscriber and Company, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

          (h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

     4.2.     Dispute  Resolution:  Judgments.  Resolution  of  disputes arising
              -------------------------------
under  this  Agreement  shall  be subject to the following terms and conditions:

          (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscriber and Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscriber and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

          (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscriber and Company or to any other person, firm, corporation or entity by reason of such compliance.

                                    ARTICLE V

                                 GENERAL MATTERS

     5.1.     Termination.  This  escrow shall terminate upon the release of all
              -----------
of the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscriber and Company.

     5.2.     Notices.  All  notices,  request, demands and other communications
              -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given one (1) day after being sent by telecopy (with copy delivered by overnight courier, regular or certified mail):

(a)  If  to  the  Company,  to:

                    Global  Telemedia  International,  Inc.
                    4675  MacArthur  Ct.,  Suite  420
                    Newport  Beach,  CA  92660
                    (949)  253-9088  (Telecopier)
                    Attn:  President

     With  a  copy  to:

                    Tisdale  &  Nicholson
                    2029  Century  Park  East,  Suite  900
                    Los  Angeles,  CA  90067
                    Attn:  Jeff  Tisdale,  Esq.
                    (310)  286-2351  (Telecopier)


(b) If to the Subscriber, to: the addresses and fax numbers set forth on Schedule A hereto.


(c)  If  to  the  Escrow  Agent,  to:


                    Barry  Deonarine,  Esq.
                    11  Park  Place,  Suite  910
                    New  York,  New  York  10007
                    (212)  571-6679  (telecopier)

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

     5.3.     Interest.  The  Escrowed  Payment shall not be held in an interest
              --------
bearing  account  nor  will interest  be  payable  in  connection  therewith.

     5.4.     Assignment;  Binding  Agreement.  Neither  this  Agreement nor any
              -------------------------------
right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the


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
benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

     5.5.     Invalidity.  In  the  event that any one or more of the provisions
              ----------
contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     5.6.     Counterparts/Execution.  This  Agreement  may  be  executed in any
              ----------------------
number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission.

     5.7.     Agreement.  Each  of  the  undersigned states that he has read the
              ---------
foregoing  Funds  Escrow  Agreement  and  understands  and  agrees  to  it.


                                          GLOBAL TELEMEDIA INTERNATIONAL, INC.
                                          the "Company"


                                          By:
                                             -----------------------------------


                                          --------------------------------------
                                          KESHET L.P.
                                          "Subscriber"


                                          --------------------------------------
                                          THE KESHET FUND L.P.
                                          "Subscriber"


                                          --------------------------------------
                                          LAURUS MASTER FUND L.P.
                                          "Subscriber"


                                          ESCROW AGENT:


                                          /s/  Barry Deonarine
                                          --------------------------------------
                                          BARRY DEONARINE, ESQ.

                      SCHEDULE A TO FUNDS ESCROW AGREEMENT
                      ------------------------------------

SUBSCRIBER                                         PRINCIPAL NOTE AMOUNT
--------------------------------------------------------------------------------
Ragnall  House,  18  Peel  Road                    $510,000.00
Douglas,  Isle  of  Man
IM1  412,  United  Kingdom
Fax:  011-44-1624-661594
--------------------------------------------------------------------------------
THE  KESHET  FUND,  L.P.                           $115,000.00
135  West 50th Street, Suite 1700
New  York,  NY  10020
Fax:  212-541-4434
--------------------------------------------------------------------------------
LAURUS  MASTER  FUND,  LTD.                        $125,000.00
A  Cayman  Island  corporation
C/o  Onshore Corporate Services, Ltd.
P.O.  Box  1234  G.T.
Queensgate  House, South Church Street
Grand  Cayman,  Cayman  Islands
Fax:     345-949-9877
--------------------------------------------------------------------------------
TOTAL                                              $750,000.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
FINDERS                                            FINDER'S FEES
--------------------------------------------------------------------------------
ALON  ENTERPRISES  LTD.                            $75,000
Ragnall  House,  18  Peel  Road
Douglas,  Isle  of  Man
IM1  412,  United  Kingdom
Fax:  011-44-1624-661594
--------------------------------------------------------------------------------
TOTAL                                              $75,000 (100%)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
WARRANT  RECIPIENTS                                INITIAL  WARRANTS
--------------------------------------------------------------------------------
TALBIYA  B.  INVESTMENTS  LTD.                     857,143
Rngnall  House,  18  Peel  Road
Douglas,  Isle  of  Man
IM1  412,  United  Kingdom
Fax:  011-44-1624-661594
--------------------------------------------------------------------------------
TOTAL                                              857,143
--------------------------------------------------------------------------------


Recipient  of  $2,500 Due Diligence Expense Allowance described in Section 6(a):
KCM  LLC.
--------


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